Globetel Communications Corp.

CONFIDENTIAL EMPLOYMENT AGREEMENT

Jonathan Leinwand

March 1, 2008

AGREEMENT dated the 1st day of March, 2008, between Globetel Communications Corp, a Delaware corporation, with offices at Suite 110, 9050 Pines Boulevard, Pembroke Pines, Florida 33024 at (the "Company"), and Joanthan Leinwand, residing at 1619 Presidential Way, Miami, FL 33179 (the "Employee").

WITNESSETH:

WHEREAS, the Company desires to employ the Employee and the Employee is willing to accept such employment, all on the terms hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

1.
Employment. The Company hereby employs the Employee as its Chief Executive Officer and General Counsel on the terms hereinafter set forth in Appendix A, and the Employee hereby accepts such employment. Upon the  anniversary hereof, and each anniversary thereafter this agreement shall automatically renew for successive one year terms unless otherwise terminated by either party upon 30 days written notice or unless this agreement is terminated for cause.

2.           Duties. The Employee will perform duties stated as detailed in Appendix A. These job duties may be varied from time to time by the company.

3.           Exclusivity. The Employee will devote all time necessary to perform his duties under this Agreement, and during her employment with the Company the Employee will not (i) act for his/her own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his/her duties under this Agreement, or (ii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company, provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in any such competitive business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association. It is acknowledged by the Company that the Employee may remain involved in other previous business activities and may ultimately have to wind up previous business activities and may or will continue to do so as long as such activities do not pose a conflict with the Employee’s duties and obligations to the Company, in the needs of the Company at the time of the agreement.

4.           Compensation.

4.1           Salary. During the first one (1) year of employment, the Company will pay the Employee a salary as detailed in Appendix A. Thereafter the Company will review the Employee's salary at least annually, but, in any event, the Company may increase the annual salary, subject to review by the employee’s supervisor. The Employee will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, holidays or at other times.

4.2           Additional Compensation. During his/her employment the Company will also pay the Employee a bonus in company stock and/or a cash amount based on personal performance as detailed in Appendix A. Such bonus shall be determined by the Employee’s supervisor and/or the Board of Directors of the Company at their sole discretion. The bonus will be determined at least once per year at a time so designated by the Company.

4.3           Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law. The Company may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to the Company.

4.4           Severance.  Should the Employee be terminated prior to the end of this agreement for any reason except malfeasance, fraud, or gross negligence then the Employee shall be entitled to payment of salary, benefits and bonus for three (3) months following such termination and shall be entitled to a pro-rata bonus for the term hereunder that the Employee was Employed. The bonus shall be equal to the average bonus of the other Senior Executives (CEO, President, CFO, and COO).

5.           Expenses.

5.1           The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing her obligations under this Agreement upon the Employee's furnishing the Company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditure without the Company's prior written approval. In the event that the employee relocates to the corporate offices, then the Company shall pay any and all relocation expenses, up to, fifteen thousand dollars.

6.           Benefits.

6.1           The Company will provide the Employee, at the Company's expense, with medical Insurance with employee standard applicable contributions and disability insurance as detailed in Appendix A, which is not less favorable than that which it provides to any other employee of the Company.

6.2           The Employee will be entitled to 30 days vacation during each calendar year, with not more than 2 weeks to be taken consecutively (January 1 to December 31) in addition to any holidays which the Company observes.
6.3           The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is absent from work due to illness, accident or other disability; but the Company may deduct from the Employee's salary under Section 4.1 any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 6.1. The provisions of this Section 6.3 will not limit or affect the rights of the Company under Section 7.

7.           Death And Disability.

7.1           If the Employee dies prior to expiration of the term of her employment, all obligations of the Company to the Employee will cease as of the date of the Employee's death.

7.2           If the Employee is unable to perform substantially all of his/her duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three consecutive months or an aggregate of more than six months during any 12-month period, then the Company may suspend its obligations to the Employee under Sections 4.1 and 4.2 [and 5.1] on or after the expiration of said 3- or 6-month period until the Company terminates such suspension as hereinafter provided. The Company will terminate any such suspension after the Disability has, in fact, ended and after it has received written notice from the Employee that the Disability has ended and that he/she is ready, willing and able to perform fully services under this Agreement. Termination of such suspension will be no later than one week after the Company has received such notice from the Employee. If any one or more periods of suspension continue pursuant to the provisions of this Section for three consecutive months or six months in the aggregate, then the Company may at any time prior to termination of the then current period of suspension, terminate the Employee's employment hereunder.

If the Company suspends its obligations under this Section 7.2, then for each year ending December 31 during which such suspension is in effect, the additional compensation, if any, to which the Employee is entitled under Section 4.2 will be that amount which bears the same ratio to the additional compensation to which the Employee would otherwise have been entitled as the number of days in such year during which the suspension was not in effect bears to the total number of days in such year.

If the Employee or the Company asserts at any time that the Employee is suffering a Disability, the Company may cause the Employee to be examined by a doctor or doctors selected by the Company, and the Employee will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them her medical records. The Employee's own doctor may be present.

8.           Results of The Employee's Services.

8.1           The Company will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created or developed or worked on by the Employee during his/her employment by the Company; the same shall be the sole and exclusive property of the Company; and the Employee will not have any right, title or interest of any nature or kind therein. Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by the Employee at any time during the term of her employment will be a result or proceed of the Employee's services under this Agreement. The Employee will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Employee may have therein. The Company agrees that it will not be entitled to any works, proceeds, or other benefits as a result of the Employees other business activities, which the Company acknowledges at the outset of this employment arrangement.

The Employee's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Employee's services under this Agreement.

8.2           The Company will also own, and promptly on receipt thereof the Employee will pay to the Company, any monies and other proceeds to which the Employee is entitled on account of rights pertaining to any of the Company's products which the Employee acquired before the date of this Agreement.

8.3    The Employee acknowledges that the violation of any of the provisions of Section 8.1 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

9.0    Uniqueness of Services. The Employee acknowledges that his or her services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages. The Company shall not require the employee to relocate, and if such demand is made, the employee shall have the option of relocation or resigning the position. Any such resignation shall not require the forfeiture of any compensation. The employee however, agrees to utilize his best efforts to relocate, but any relocation is not guaranteed.

Negative Covenants.

10.1           The Employee will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained by his/her during the term hereof or during her employment by the Company.

10.2           To the full extent permitted by law, the Employee will not for a period of one year following the termination of his/her employment with the Company:

(i)           attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of her employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

(ii)           attempt to cause any employee of the Company to leave such employment;

    (iii)          engage any person who was an employee of the Company at the time of the termination of her employment or cause such person otherwise to become associated with the Employee or with any other person, corporation, partnership or other entity with which the Employee may thereafter become associated;

(iv)           engage in any activity or perform any services competitive with any business conducted by the Company at the time of such termination in any geographic area in which the company did business during the course of the Employee’s employment.

The provisions of under this Section 12.2 will not apply if the Employer wrongfully terminates the Employee's employment or if the Employee properly terminates his/her employment for cause.

10.3           The Employee acknowledges that the violation of any of the provisions of this Section 10 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

11.           Governing Law; Remedies

11.1           This Agreement has been executed in the State of Florida and shall be governed by and construed in all respects in accordance with the law of the State of Florida

11.2           Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Broward County, Florida in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by the Employee, one appointed by the Company, and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

11.3           Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief from the courts as provided in Sections 8.3, 11 and 12.3 and as the courts may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding the Company and the Employee submit to the non-exclusive jurisdiction of the courts of the State of Florida and of the United States located in the County of Broward State of Florida and each agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.

11.4           A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time or geography, is hereby authorized by the Employee and the Company to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under all the circumstances.

11.5           The Company will also have such other legal remedies as may be appropriate under the circumstance including, inter alia, recovery of damages occasioned by a breach. The Company's rights and remedies are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company from exercising or enforcing any other right or remedy.

12.           Indemnity. To the extent permitted by law, the Company will indemnify the Employee against any claim or liability and will hold the Employee harmless from and pay any expenses (including, without limitation, legal fees and court costs), judgments, fines, penalties, settlements and other amounts arising out of or in connection with any act or omission of the Employee performed or made in good faith on behalf of the Company pursuant to this Agreement, regardless of negligence. The Company will not be obligated to pay the Employee's legal fees and related charges of counsel during any period that the Company furnishes, at its expense, counsel to defend the Employee; but any counsel furnished by the Company must be reasonably satisfactory to the Employee. The foregoing provisions will survive termination of the Employee's employment with the Company for any reason whatsoever and regardless of fault.

13.           Severability Of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

14.           Waiver. No failure by the Company to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and the Company may not waive any of its rights, except by a written instrument executed by the Company. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

15.           Miscellaneous.

15.1           This Agreement may be amended only by an instrument in writing signed by the Company and the Employee.

15.2           This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company or to any corporation succeeding to all or a substantial portion of the Company's business and assets, provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Control means the power to elect a majority of the directors of a corporation or in any other manner to control or determine the management of a corporation. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of its or her rights or obligations under this Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void.

15.3           All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, fax, or other written means of communication to the parties at their addresses, email address and fax numbers set forth below or to such other addresses and fax numbers as to which notice is given:

(a)          if to the Company:

Globetel Communications Corp.
Suite 1500, 101 NE 3rd Ave.
Fort Lauderdale, Florida 33301
Fax: (954) 332 3758

(b)          if to the Employee:

Jonathan Leinwand
1619 Presidential Way
Miami, FL 33179
Fax: 954-252-4265

Notice will be deemed given on receipt.

15.4           Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

15.5           This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Globetel Communications Corp.

By: __________________
Name:
Title:

Date: ________________

Employee

_____________________

Jonathan Leinwand

Date: _________________

Confidentiality agreement

Date: February 14, 2008

To:	Globetel Communications Corp (the "Company")
Suite 1500, 101 NE 3rd Ave.
Fort Lauderdale, Florida 33301

Gentlemen:

Concurrently with signing this agreement, I am becoming an employee of the Company. I recognize that in connection with my employment with the Company, I may become aware of or familiar with processes, formulae, procedures, information and materials which the Company has spent a great deal of time and money to develop, which are essential to the business of the Company, and which comprise confidential information and trade secrets of the Company (collectively called "Trade Secrets"). The term "Trade Secret" does not include any process, formula, procedure, information or material which is currently in the public domain or which hereafter becomes public knowledge in a way that does not involve a breach of an obligation of confidentiality. Notwithstanding the foregoing, I acknowledge and agree that any process, formula, procedure, information or material of which I become aware during my employment with the Company is presumed to be a Trade Secret unless the Company advises me in writing that it is not a Trade Secret.

In order to induce the Company to employ me, and in consideration thereof, I agree that I will not during the term of my employment with the Company and at all times thereafter, either directly or indirectly, use or disclose to anyone any Trade Secret, except that while I am employed by the Company I may use Trade Secrets in the performance of my services for the Company and I may disclose Trade Secrets to employees of the Company who need to know them in the performance of their services for the Company and who are bound by confidentiality agreements. I also agree that the Company will be entitled to and will own all the results and proceeds of my services for the Company including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials of any kind created, developed or worked on by me during my employment with the Company.

Without limiting the foregoing, it will be presumed that any copyright, patent, trademark or other right and any idea, invention, product, program, procedure, format or material created, developed or worked on by me at any time during my employment with the Company will be a result or proceed of my services for the Company. I will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which I may have therein. My right to compensation and other benefits will not constitute a lien on any such results or proceeds.

My obligations and the rights of the Company under this agreement will remain in full force and effect regardless of (i) the reason for or cause of the termination of my employment, or (ii) whether the Company or I was at fault.

I acknowledge that the violation of any of the provisions of this agreement will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled to injunctive and other equitable relief to enforce the provisions of this agreement and to prevent or cure any breach or threatened breach thereof; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages. I also agree that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any proceeding under or with respect to this agreement, I submit to the nonexclusive jurisdiction of the courts of the State of Florida and of the United States located in the County of Broward  and I agree not to raise and I waive any objection to or defense based on the venue of any such  court or based upon forum non conveniens.

The rights and remedies of the Company are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company from exercising or enforcing any other right or remedy.

The delay or failure by the Company to exercise any of its rights in any one instance will not preclude the Company from exercising its rights at a later time in that instance or at any other time in any other instance.

The Company acknowledges that the employee is engaged in other business activities wherein confidentiality may become null and void due to prior or other business dealings. In such case, the employee agrees to use best efforts not to disclose any proprietary methods or technology to any outside competitor. This paragraph shall supersede any contrary language within the agreement.

This agreement may be amended and any provision of this agreement may be waived only by an instrument in writing signed by the Company.

This agreement will be governed by and construed in accordance with the law in the State of Florida.

This agreement will inure to the benefit of the Company's successors and assigns including, without limitation, the assignee of any Trade Secret. Accordingly, at any one time, more than one person may be the beneficiary of this agreement.

Very truly yours,

____________________

ACCEPTED

Globetel Communications Corp.

By: _______________________

Appendix A

Employment. The Company hereby employs the Employee as its Chief Executive Officer and General Counsel, on the terms set forth below.

Duties. The Employee will report to the Board of Directors of the Company and shall lead the Company and provide the direction and vision for the Company. The CEO shall be responsible for directing the operations of the Company and interfacing with the Board of Directors to further the business of the Company and increase shareholder value.

Salary. During the first one (1) year of employment, the Company will pay the Employee a salary of $250,000 per annum, to be paid bi-weekly.

Special Compensation:  As a signing bonus, the Company will pay the Employee 2,000,000 shares of the Company’s common stock.

Additional Compensation. During his/her employment the Company will also pay the Employee a bonus in a grant of company stock and/or a cash.  Said bonus will be the equivalent of up to 150% of Employee’s base salary.

The Employee shall receive additional compensation Upon completing the following milestones as follows:

1.           2,000,000 shares upon the filing of restated Form 10-K for the years 2004 and 2005.

2.           2,000,000 shares upon the Company filing Form 10-K for the years 2006 and 2007.

3.           1,000,000 shares upon the Company commencing trading on the OTCBB.

4.           2,000,000 shares upon the Company entering into an agreement that results in revenue for the Company in either the form of funds for research and development from an established defense contractor or government agency; or the sale of an airship; or revenues from other projects in excess of $250,000.

5.           2,000,000 shares upon the closing of financing of at least $1,000,000 in gross proceeds, in the aggregate, commencing from the date of initial appoint as CEO on September 10, 2007.

6.           2,000,000 shares upon the Company’s market cap reaching $50,000,000.

Benefits: The Company will provide the Employee, at the Company's expense, with medical Insurance with employee standard applicable contributions as detailed in the Employee Handbook.